Exhibit 99.1

AmericanWest Bancorporation Announces Shareholder Approval for

Merger with Far West Bancorporation

SPOKANE, WA – (Business Wire) – March 28, 2007–AmericanWest Bancorporation (NASDAQ: AWBC) announced today that the AmericanWest and Far West Bancorporation shareholders voted to approve the merger of the two companies at their respective shareholder meetings held on March 27 and 26, 2007.

Upon completion of the merger, which is expected to be effective on April 1, 2007 subject to customary closing conditions, AmericanWest will have total assets of approximately $1.9 billion and operate 62 financial centers in Washington, Idaho and Utah. The 16 Utah financial centers will be operated under the name of Far West Bank.

About AmericanWest Bancorporation

AmericanWest Bancorporation is a bank holding company whose principal subsidiary is AmericanWest Bank, a community bank with 46 financial centers located in Eastern and Central Washington and Northern Idaho, and loan production offices in Ellensburg, Washington and Salt Lake City, Utah. For further information on the company or to access Internet banking, please visit our web site at www.awbank.net/IR.

Contacts:

AmericanWest Bancorporation:

Robert M. Daugherty	Patrick J. Rusnak
President and CEO	Chief Operating Officer
509.344.5329	509.232.1963
bdaugherty@awbank.net	prusnak@awbank.net

Far West Bancorporation:

Don Norton

President and CEO

801.342.6064

donn@farwestbank.com

This document contains comments and information that constitute “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995). The forward-looking statements herein are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by such statements. Specific risks in this press release include whether all closing required conditions are satisfied or otherwise waived in order to permit the closing of the merger on April 1, 2007. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

For AmericanWest:

AmericanWest Bancorporation

Attention: Investor Relations

41 West Riverside Avenue, Suite 400

Spokane, WA 99201

Email: investorinfo@awbank.net

509.232.1536

For Far West:

Far West Bancorporation

Attention: President

201 East Center Street, Provo, UT 84606

Email: donn@farwestbank.com

Phone: 801.342.6061

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